Exhibit 15

Consent of Independent Registered Public Accounting Firms

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-150384) pertaining to :.

•	Compagnie Générale de Géophysique – Veritas 2007 Stock Option Plan,

•	Compagnie Générale de Géophysique – Veritas 2008 Stock Option Plan,

•	Compagnie Générale de Géophysique – Veritas 2006 Performance Share Plan

•	Compagnie Générale de Géophysique – Veritas 2007 Performance Share Plan

•	Compagnie Générale de Géophysique – Veritas 2008 Performance Share Plan of our reports dated April 10, 2009, with respect to the consolidated financial statements of Compagnie Générale de Géophysique – Veritas and the effectiveness of internal control over financial reporting of Compagnie Générale de Géophysique – Veritas included in this Annual Report (Form 20-F) for the year ended December 31, 2008.

Neuilly-sur-Seine and Courbevoie, France
April 22, 2009

ERNST & YOUNG & AUTRES		MAZARS

/s/ Philippe Diu	/s/ Nicolas Pfeuty	/s/ Xavier Charton	/s/ Olivier Thireau

Philippe Diu	Nicolas Pfeuty	Xavier Charton	Olivier Thireau